UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2007

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4510 Lamesa Hwy., Snyder, Texas		79549
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	325-574-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2007, Patterson-UTI Energy, Inc. (the "Company") filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing that upon the retirement, effective on September 30, 2007, of Cloyce A. Talbott as President and Chief Executive Officer of the Company, Mr. Talbott would serve as a special consultant to the Company. On September 21, 2007, a subsidiary of the Company entered into an employment agreement with Mr. Talbott (the "Employment Agreement") pursuant to which the Company will employ Mr. Talbott as a special consultant to the Company beginning on October 1, 2007 for five years at an annual compensation of $250,000 per year. Mr. Talbott has agreed to restrictions regarding the Company's proprietary information and has agreed not to compete with the Company for three years following the termination of his employment under the Employment Agreement, subject to certain exceptions. The Employment Agreement supersedes all other agreements between the Company and Mr. Talbott relating to his employment by the Company, including the agreements relating to payments upon a change of control; provided that it does not change or otherwise affect agreements related to stock options or restricted stock or stock units granted to him or the Company's agreement, assuming and subject to compliance with the terms of the Employment Agreement, that he will be entitled to participate in the Company's 2007 annual cash bonus incentive plan for certain executive officers based on earnings before interest, tax, depreciation and amortization as implemented and administered by the Compensation Committee of the Board of Directors of the Company in the same manner as he would have participated if he remained the Chief Executive Officer of the Company through December 31, 2007. The Employment Agreement further provides that in the event one or more of Mr. Talbott and his affiliates intends to sell all or part of its interest in an oil and gas property in which the Company has an interest, Mr. Talbott will take all necessary actions so that the Company shall also have the right to sell its interest, if it elects to do so, on the same terms as Mr. Talbott or such affiliate.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

10.1 Employment Agreement between Patterson-UTI Management Services, LLC and Cloyce A. Talbott, dated as of September 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

September 21, 2007	By:	/s/ John E. Vollmer III

Name: John E. Vollmer III
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Patterson-UTI Management Services, LLC and Cloyce A. Talbott, dated as of September 21, 2007.